                                                                  EXHIBIT 10.16



                                 FURON COMPANY



                          OPTION GAIN DEFERRAL PROGRAM

                                                                             PAGE
                                                                             ----
                                   ARTICLE I
                         PURPOSE AND AUTHORIZED SHARES
1.1     PURPOSES .........................................................      1
1.2     SHARES AVAILABLE .................................................      1
1.3     RELATIONSHIP TO PLANS ............................................      1

                                   ARTICLE II
                                  DEFINITIONS

2.1     DEFINITIONS ......................................................      2

                                  ARTICLE III
                                 PARTICIPATION

3.1     GENERAL PARTICIPATION REQUIREMENTS ...............................      5
3.2     MANNER AND TIMING OF ELECTION ....................................      5
3.3     EXECUTION OF ALTERNATIVE EXERCISE AGREEMENT BY THE COMPANY .......      5

                                   ARTICLE IV
                        ALTERNATIVE EXERCISE OF OPTIONS

4.1     FORM OF AGREEMENT ................................................      6
4.2     LIMITED ABILITY TO EXERCISE OPTION ...............................      6
4.3     TERMINATION OF ALTERNATIVE EXERCISE AGREEMENTS ...................      6
4.4     OTHER TERMS OF ALTERNATIVE EXERCISE AGREEMENTS ...................      6

                                   ARTICLE V
                            DEFERRED SHARE ACCOUNTS

5.1     CREDITING OF DEFERRED SHARES .....................................      7
5.2     DIVIDEND EQUIVALENT CREDITS TO DEFERRED SHARE ACCOUNTS ...........      7
5.3     VESTING ..........................................................      7
5.4     DISTRIBUTION OF BENEFITS .........................................      8
5.5     ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK ...................     10
5.6     COMPANY'S RIGHT TO WITHHOLD ......................................     11

                                   ARTICLE VI
                                 ADMINISTRATION

6.1     THE ADMINISTRATOR ................................................     12
6.2     COMMITTEE ACTION .................................................     12
6.3     RIGHTS AND DUTIES ................................................     12
6.4     INDEMNITY AND LIABILITY ..........................................     13
6.5     CLAIMS PROCEDURE AND ARBITRATION .................................     13

                                                                             PAGE
                                                                             ----
                                  ARTICLE VII
                        PROGRAM CHANGES AND TERMINATION

7.1     AMENDMENTS .......................................................     16
7.2     TERM .............................................................     16

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1     LIMITATION ON PARTICIPANT'S RIGHTS ...............................     17
8.2     BENEFICIARY DESIGNATION ..........................................     17
8.3     PAYMENTS TO MINORS OR PERSONS UNDER INCAPACITY ...................     18
8.4     RECEIPT AND RELEASE ..............................................     18
8.5     DEFERRED SHARES AND OTHER BENEFITS NOT ASSIGNABLE; OBLIGATIONS
        BINDING UPON SUCCESSORS ..........................................     18
8.6     EMPLOYMENT TAXES .................................................     19
8.7     GOVERNING LAW; SEVERABILITY ......................................     19
8.8     COMPLIANCE WITH LAWS .............................................     19
8.9     PROGRAM CONSTRUCTION .............................................     19
8.10    HEADINGS NOT PART OF PROGRAM .....................................     20

EXHIBIT A  QUALIFYING STOCK OPTION ALTERNATIVE EXERCISE AGREEMENT ........    A-1


                                 FURON COMPANY
                          OPTION GAIN DEFERRAL PROGRAM

                                   ARTICLE I
                         PURPOSE AND AUTHORIZED SHARES

1.1     PURPOSES

        The purpose of this Program is to promote the ownership and retention of Shares by Eligible Persons and to enable Eligible Persons to defer compensation that would otherwise be realized upon exercise of a Qualifying Option and ultimately receive the deferred compensation in the form of Shares.

1.2     SHARES AVAILABLE

        The number of Shares that may be issued under each of the 1982 Plan and the 1995 Plan as part of this Program is limited to the aggregate number of Shares that were the subject of the Qualifying Options granted under such Plan that are exercised pursuant to Article IV in exchange for the crediting of Deferred Shares under this Program. Shares payable under this Program in respect of Dividend Equivalents shall be delivered under the Deferred Compensation Plan and charged against any applicable Share limits of such plan; provided that Shares in respect of Dividend Equivalents may be issued under other authority of the Board, or, if Shares for any reason can not be delivered under the Deferred Compensation Plan and in the absence of other Board authority, Dividends Equivalents may be paid (in the sole discretion of the Committee) in cash.

1.3     RELATIONSHIP TO PLANS

        This Program constitutes a deferred compensation plan providing alternative settlements under and as contemplated by the Stock Plans in respect of nonqualified stock options granted thereunder. This Program also contemplates the grant of Deferred Shares under and as contemplated by the Stock Plans. This Program and all rights under it are provided and shall be subject to and construed consistently with the other terms of the 1982 Plan or the 1995 Plan, as the case may be, except as the context otherwise requires.

                                   ARTICLE II
                                  DEFINITIONS

2.1     DEFINITIONS

        Whenever the following terms are used in this Program they shall have the meaning specified below unless the context clearly indicates to the contrary:

        "ALREADY-OWNED SHARES" shall mean Shares owned by an Eligible Person; provided, however, that Shares acquired by an Eligible Person from the Company under an option or other employee benefit plan maintained by the Company or otherwise must be held by the Eligible Person for at least six months in order to qualify as Already-Owned Shares and, if Shares are used to pay the exercise price of an option or other award, such Shares may not be reused as payment of the exercise price of another option or award within six months of such prior use.

        "ALTERNATIVE EXERCISE" shall mean the exercise of all or a portion of a Qualifying Stock Option using Already-Owned Shares in exchange for a combination of Exercise Shares and Deferred Shares under this Program.

        "ALTERNATIVE EXERCISE AGREEMENT" shall mean an agreement entered into between the Company and an Eligible Person in accordance with Article IV of this Program pursuant to which the Eligible Person elects to defer that portion of the proceeds of the exercise of the Qualifying Option equal to the spread in the form of Deferred Shares.

        "BENEFICIARY" or "BENEFICIARIES" shall mean the person, persons, trust or trusts (or similar entity), personal representative, or other fiduciary, last designated in writing by a Participant in accordance with the provisions of
Section 8.2 to receive the benefits specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect that complies with the provisions of Section 8.2, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary or Beneficiaries shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.

        "BOARD" shall mean the Board of Directors of the Corporation.

        "CHANGE IN CONTROL" shall mean the occurrence of an "Event" as such term is defined in the 1995 Plan.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        "COMMITTEE" shall mean the Board or a committee of the Board (or its delegate) acting in accordance with Article VI.

        "COMMON STOCK" shall mean the common stock, without par value, of the Corporation, subject to adjustment pursuant to Section 5.5 of this Program.

        "COMPANY" shall mean the Corporation and its Subsidiaries.

        "CORPORATION" shall mean Furon Company, a California corporation, and any successor corporation.

        "CONVERSION DATE" shall mean the date that the Eligible Person exercises all or a portion of a Qualifying Option in accordance with the Alternative Exercise procedures under this Program.

        "DEFERRED COMPENSATION PLAN" shall mean the Furon Company Deferred Compensation Plan, as amended from time to time.

        "DEFERRED SHARE" shall mean a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding Share (subject to Section 5.5) solely for purposes of this Program.

        "DEFERRED SHARE ACCOUNT" shall mean the bookkeeping account maintained by the Company on behalf of each Participant which is credited with Deferred Shares in accordance with Section 5.1(a) and Dividend Equivalents thereon in accordance with Section 5.2.

        "DISTRIBUTION SUBACCOUNT" shall mean any subaccount established and maintained under a Participant's Deferred Share Account to separately account for Deferred Shares which are subject to different distribution or manner of payment elections made by the Participant.

        "DIVIDEND EQUIVALENT" shall mean the amount of cash dividends or other cash distributions paid by the Corporation on that number of Shares equal to the number of Deferred Shares credited to a Participant's Deferred Share Account as of the applicable record date for the dividend or other distribution, which amount shall be credited in the form of additional Deferred Shares to the Deferred Share Account of the Participant, as provided in Section 5.2.

        "EFFECTIVE DATE" shall mean September 10, 1998.

        "ELIGIBLE PERSON" shall mean any employee of the Company who (i) is a "Participant" under and as such term is defined in the Furon Company Deferred Compensation Plan, and (ii) holds a Qualifying Option granted under either of the Stock Plans.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "EXERCISE SHARES" shall mean the Shares delivered by the Corporation upon the Alternative Exercise of a Qualifying Option in accordance with Section 4.1(ii)(A).

        "FAIR MARKET VALUE" shall have the meaning given to such term in the 1995 Plan.

        "INTEREST RATE" shall mean the rate (quoted as an annual rate) that is 120% of the federal long-term rate for compounding on a quarterly basis, determined and published by the Secretary of the United States Department of Treasury under Section 1274(d) of the Code, for the quarter for which the interest is credited.

        "1982 PLAN" shall mean the Furon Company 1982 Stock Incentive Plan, as amended from time to time.

        "1995 PLAN" shall mean the Furon Company 1995 Stock Incentive Plan, as amended from time to time.

        "PARTICIPANT" shall mean any person who has Deferred Shares credited to a Deferred Share Account under this Program.

        "PROGRAM" shall mean this Furon Company Option Gain Deferral Program, as it may be amended from time to time.

        "QUALIFYING OPTION" or "QUALIFYING STOCK OPTION" shall mean any nonqualified stock option granted under one of the Stock Plans; provided, however, that an option shall not be a Qualifying Stock Option if it will expire, by its terms, before the end of the six-month period commencing with the date that the Alternative Exercise election is received by the Company.

        "RULE 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act.

        "SHARE" shall mean a share of Common Stock.

        "STOCK PLANS" shall mean the 1982 Plan and the 1995 Plan.

        "SUBSIDIARY" shall mean any corporation or other entity of which 50% of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

                                  ARTICLE III
                                 PARTICIPATION

3.1     GENERAL PARTICIPATION REQUIREMENTS.

        An Eligible Person may elect to exercise all or a portion of a Qualifying Option under and subject to the Alternative Exercise provisions set forth herein and to receive a credit of Deferred Shares under this Program.

3.2     MANNER AND TIMING OF ELECTION.

        An election to Alternatively Exercise a Qualifying Option may only be made by an Eligible Person by completing and executing a form of Alternative Exercise Agreement which meets the requirements of Article IV and submitting such form to the Corporation after the Effective Date.

3.3     EXECUTION OF ALTERNATIVE EXERCISE AGREEMENT BY THE COMPANY.

        The Committee, in its sole discretion, may refuse to accept any Alternative Exercise Agreement within the 30-day period following the date such Alternative Exercise Agreement is received by the Corporation. Provided that the Committee does not timely refuse to accept an Eligible Person's Alternative Exercise Agreement, the Company, acting through any of its officers, shall execute the Alternative Exercise Agreement form submitted by such Eligible Person and deliver a copy of such fully executed Alternative Exercise Agreement to him or her as soon as administratively practicable after the end of the Committee's 30-day review period.

                                   ARTICLE IV
                        ALTERNATIVE EXERCISE OF OPTIONS

4.1     FORM OF AGREEMENT.

        Each Alternative Exercise Agreement with respect to a Qualifying Stock Option shall be in the form attached hereto as Exhibit A or any other form approved by the Committee. Each such Alternative Exercise Agreement shall specify the portion of the Qualifying Stock Option or Qualifying Stock Options that the Eligible Person elects to exercise under this Program and shall provide that (i) the Eligible Person will exercise all or the specified portion of such Qualifying Stock Option(s) by paying the exercise price with Already-Owned Shares having an aggregate Fair Market Value equal to the exercise price for the number of Shares with respect to which the Qualifying Stock Option is exercised and (ii), upon exercise, the Company will (A) deliver to the Eligible Person the same number of Shares used by the Eligible Employee to pay the exercise price of the Qualifying Stock Option and (B), in lieu of the remainder of the Shares which would otherwise be delivered to the Eligible Person (the "Gain Shares"), credit to a Deferred Share Account established for the Eligible Person Deferred Shares equal in number to the number of Gain Shares. An Eligible Person shall also elect on his or her Alternative Exercise Agreement (y) the deferral period of such Deferred Shares, consistent with Section 5.4(b), and (z) the manner of eventual payment of such Deferred Shares, consistent with Section 5.4(c). Subject to applicable law and the intent of this Program, the Committee may provide for or permit an alternative method of delivering or tendering Already-Owned Shares to pay the exercise price of a Qualifying Stock Option. An Alternative Exercise Agreement is irrevocable by the Eligible Person once it is received by the Corporation.

4.2     LIMITED ABILITY TO EXERCISE OPTION.

        Any Qualifying Option (or portion thereof) which is subject to an Alternative Exercise Agreement may not be exercised at all during the six-month period following the date the Company receives the Eligible Person's Alternative Exercise Agreement.

4.3     TERMINATION OF ALTERNATIVE EXERCISE AGREEMENTS.

        An Eligible Person's Alternative Exercise Agreement shall terminate and the related Qualifying Option may be exercised for actual Shares in accordance with the terms of the Qualifying Option without regard to the Alternative Exercise Agreement or the restriction set forth in Section 4.2: (i) if an Eligible Person's Alternative Exercise Agreement is timely refused by the Committee, or (ii) prior to the end of the six-month period described in Section 4.2, an Eligible Person's employment with the Company (including any Subsidiary) is terminated, or (iii), unless the Committee otherwise provides, a Change in Control occurs. If the Company unilaterally refuses to honor an Alternative Exercise of a Qualifying Option pursuant to Section 8.8, the Alternative Exercise Agreement with respect to such Qualifying Option shall terminate and such Qualifying Option shall be exercisable for actual Shares in accordance with its terms without regard to the Alternative Exercise Agreement or the terms of the Qualifying Option regarding Alternative Exercise.

4.4     OTHER TERMS OF ALTERNATIVE EXERCISE AGREEMENTS.

No Alternative Exercise Agreement shall have the effect of extending the term or otherwise changing the terms of any Qualifying Option (except as expressly contemplated hereby in respect of the consequences of an Alternative Exercise). No Alternative Exercise Agreement may be amended or terminated except as specifically provided herein.

                                   ARTICLE V
                            DEFERRED SHARE ACCOUNTS

5.1     CREDITING OF DEFERRED SHARES.

        (a) CREDITING OF DEFERRED SHARES. As of the applicable Conversion Date of a Qualifying Stock Option, an Eligible Person's Deferred Share Account shall be credited with the number of Deferred Shares attributable to the Gain Shares, as described in Section 4.1.

        (b) DISTRIBUTION SUBACCOUNTS. The Committee shall establish separate Distribution Subaccounts under a Participant's Deferred Share Account as necessary to separately account for Deferred Shares that are subject to different distribution or manner of payment elections made by the Participant.

        (c) LIMITATIONS ON RIGHTS ASSOCIATED WITH DEFERRED SHARES. A Participant's Deferred Share Account shall be a memorandum account on the books of the Company. The Deferred Shares credited to a Participant's Deferred Share Account shall be used solely as a device for the determination of the number of Shares to be eventually distributed to such Participant in accordance with this Program. The Deferred Shares shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting or other shareholder rights with respect to Deferred Shares granted or credited under this Program. The number of Deferred Shares credited (and the Shares to which the Participant is entitled under this Program) shall be subject to adjustment in accordance with Section 5.5 of this Program.

5.2     DIVIDEND EQUIVALENT CREDITS TO DEFERRED SHARE ACCOUNTS.

        As of any applicable dividend or distribution payment date, a Participant's Deferred Share Account shall be credited with additional Deferred Shares in an amount equal to the amount of the Dividend Equivalents divided by the Fair Market Value of a Share as of the applicable dividend payment date. If the limit on the number of Shares available under this Program in respect of Dividend Equivalents is reached, the Company may in its discretion credit or settle such amounts in cash.

5.3     VESTING.

        All Deferred Shares (including Deferred Shares credited as Dividend Equivalents) credited to a Participant's Deferred Share Account shall be at all times fully vested.

5.4     DISTRIBUTION OF BENEFITS.

        (a) FORM OF DISTRIBUTION. Deferred Shares credited to a Participant's Deferred Share Account shall be distributed in an equivalent whole number of Shares. Fractional share interests shall be settled in cash. The Committee, in its sole discretion, may pay Deferred Shares credited as Dividend Equivalents in cash in lieu of Shares.

        (b) DISTRIBUTION OF BENEFITS. Benefits in respect of the Deferred Shares credited to a Participant's Distribution Subaccount shall be distributed in the form of Shares in January of the year following the first to occur of (i) the Participant's termination of employment with the Company for any reason (including, without limitation, retirement, death, permanent disability, resignation or termination by the Company), or (ii) the expiration of the deferral period elected with respect to such Deferred Shares (if any). A Participant may elect on his or her Alternative Exercise Agreement, a deferral period of 5, 10, 15 or 20 years following the date of Alternative Exercise for the deferral of the Deferred Shares credited with respect to such Alternative Exercise Agreement (including dividend equivalents thereon).

        (c) MANNER OF DISTRIBUTION. A Participant may elect in his or her Alternative Exercise Agreement to have the Deferred Shares credited with respect to such agreement (including dividend equivalents thereon) distributed in one of the following manners:

                (i)     a single lump sum, or

                (ii) substantially equal installments payable not less frequently than annually over a 5, 10, 15, or 20 year period, as selected by the Participant.

                If no valid election is made, the Participant's benefits shall be distributed in a lump sum. Notwithstanding the foregoing, the Committee may, in its sole discretion:

                (iii) distribute the benefits in a single lump sum if the sum of Shares to be distributed to the Participant is less than or equal to 1,000, or

                (iv) reduce the number of installments elected by the Participant to produce an annual distribution of at least 100 Shares.

        (d) SURVIVOR BENEFITS. If the Participant dies while actively employed by the Company or a Subsidiary, the Committee shall distribute or commence to distribute to the Participant's Beneficiary the number of Shares equal to the number of Deferred Shares credited to the Participant's Deferred Share Account in accordance with the Participant's form of distribution election in the January of the year following the date of the Participant's death. If the Participant dies after terminating employment, the Committee shall distribute to the Participant's Beneficiary the remaining Shares distributable to the Participant under this Program over the same period that the Shares would have been distributed to the Participant.

        (e) ACCELERATION OF BENEFITS. The Committee, in its discretion, may direct that payment of a Participant's Deferred Share Account shall commence or be made on the December 31 nearest the Participant's retirement date, on the January 31 following the retirement date or in January of the year following the Participant's retirement; provided that the Participant retires with advance notice given in December or January. The Committee, in its discretion, may accelerate the payment of the unpaid balance of a Participant's Deferred Share Account in the event of the Participant's retirement, death, permanent disability, resignation or termination of employment, or upon its determination that the Participant (or his Beneficiary in the case of his death) has incurred a severe, unforeseeable financial hardship creating an immediate and heavy need for cash that cannot reasonably be satisfied from sources other than an accelerated payment under this Program. The Committee in making its determination may consider such factors and require such information as it deems appropriate

        (f) EFFECT OF CHANGE IN CONTROL. In the Event of a Change in Control, the following rules shall apply:

                (i) All Participants shall continue to have a fully vested, nonforfeitable interest in their Deferred Share Account balances.

                (ii) Unless the Committee otherwise provides, Alternative Exercise Agreements shall terminate in accordance with
                        Section 4.3.

                (iii) All payments in respect of Deferred Share Accounts following a Change in Control shall be made as follows:

                        (1) Payments that have already commenced shall continue to be made no less rapidly than under the schedule in effect just prior to the Change in Control.

                        (2) Payments that have not yet commenced shall be made (in the form of Shares unless the Committee provides otherwise) in a lump sum at the earliest possible payment date under the normal rules for benefit commencement pursuant to
                                Section 5.4(b) as in effect on the day before the day of the Change in Control.

                (iv) If the Corporation has established a grantor trust in connection with this Program, the Corporation shall continue to make any required payments to that trust in accordance with its funding rules as in effect prior to the Change in Control.

                (v) A Participant's termination of employment for purposes of this Program shall be deemed to include (but shall not be limited to) any event (such as a constructive discharge) giving the Participant the right to receive salary continuation or other severance benefits following a Change in Control, as determined under any plan, program, or agreement covering the Participant that is in effect at the time of the Change in Control.

        (g) SECTION 162(m) LIMITATION. Notwithstanding the foregoing, if the Committee determines in good faith that there is a reasonable likelihood that any benefits payable to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent reasonably deemed necessary by the Committee to ensure that the entire amount of any distribution to the Participant pursuant to this Program is deductible, the Committee may defer all or any portion of a distribution under this Program. The amounts so deferred shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Committee in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Code Section 162(m).

5.5     ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK.

        (a) If the outstanding Shares are increased, decreased, or exchanged for a different number or kind of securities, or if additional shares or new or different shares or other securities are distributed with respect to such Shares or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar change in capitalization or any other distribution with respect to such Shares or other securities, proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited) shall be made in the number and type of Shares or other securities, property and/or rights contemplated hereunder and of rights in respect of Deferred Shares and Deferred Share Accounts credited under this Program so as to preserve the benefits intended. The provisions of Section 7.2 of the 1982 Plan and
                Section 6.2 of the 1995 Plan shall also apply to the related Deferred Shares granted under the Stock Plans in accordance with this Program.

        (b) If the event results in any rights of shareholders to receive cash (other than cash dividends and cash distributions), a corresponding amount of cash shall be credited to each Participant's Deferred Share Account (or, if applicable, the appropriate Distribution Subaccount of the Participant's Deferred Share Account) as of the date that cash is paid in respect of outstanding Shares. As of the last day of each calendar quarter, the Participant's Deferred Share Account shall be credited with earnings on the cash balance credited to such Deferred Share Account as of the last day of the preceding calendar quarter or, if later, the date of such event, at a rate (on an annualized basis) equal to the Interest Rate. The amount of cash credited to a Participant's Deferred Share Account shall be distributed in cash at such time (or times) and in such manner as otherwise provided under this Program and/or the applicable election made by the Participant in accordance with the terms of this Program.

5.6     COMPANY'S RIGHT TO WITHHOLD.

        The Company (including its Subsidiaries) may satisfy any state or federal tax withholding obligation arising upon a distribution of Shares and any cash with respect to a Participant's Deferred Share Account by reducing the number of Shares or cash otherwise deliverable to the Participant. The appropriate number of Shares required to satisfy such tax withholding obligation in the case of Deferred Shares will be based on the Fair Market Value of a Share on the day prior to the date of distribution. If the Company (including its Subsidiaries), for any reason, elects not to (or cannot) satisfy the withholding obligation in accordance with the preceding sentence, the Participant shall pay or provide for payment in cash of the amount of any taxes which the Company (including its Subsidiaries) may be required to withhold with respect to the benefits hereunder, before any such benefits are paid.

                                   ARTICLE VI
                                 ADMINISTRATION

6.1     THE ADMINISTRATOR.

        The Committee hereunder shall consist of (i) the members of the Compensation Committee of the Board who are Non-Employee Directors within the meaning of Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Code, or (ii) such other committee of the Board, each participating member of which is a Non-Employee Director (as defined in Rule 16b-3) and each member of which is an "outside director" for purposes of Section 162(m) of the Code, as may hereafter be appointed by the Board to serve as administrator of this Program. Any member of the Committee may resign by delivering a written resignation to the Board. Members of the Committee shall not receive any additional compensation for administration of this Program.

6.2     COMMITTEE ACTION.

        Action of the Committee with respect to the administration of this Program shall be taken pursuant to a majority vote or by unanimous written consent of its members. A member of the Committee shall not vote upon any matter which relates solely to himself or herself as a Participant in this Program.

6.3     RIGHTS AND DUTIES.

        (a) Subject to the limitations of this Program, the Committee shall be charged with the general administration of this Program and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

                (i)     To construe and interpret this Program;

                (ii) To resolve any questions concerning the amount of benefits payable to a Participant;

                (iii) To make all other determinations required by this Program, including adjustments under Section 5.5;

                (iv) To maintain all the necessary records for the administration of this Program and provide statements of Deferred Share Accounts to Participants on an annual or more frequent basis;

                (v) To make and publish forms, rules and procedures for the administration of this Program; and

                (vi)    To administer the claims procedures set forth in Section
                        6.5 for presentation of claims by Participants and Beneficiaries for benefits under this Program, including consideration of such claims, review of claim denials and issuance of a decision on review.

        (b) The Committee shall have full discretion to construe and interpret the terms and provisions of this Program (but not to increase amounts payable hereunder) and to resolve any disputed question or controversy, which interpretation or construction or resolution, including decisions with respect to adjustments under Section 5.5, shall be final and binding on all parties, including but not limited to the Company and any Eligible Person, Participant or Beneficiary, except as otherwise required by law. The Committee shall administer such terms and provisions in a nondiscriminatory manner and in full accordance with any and all laws applicable to this Program. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and (ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons' professional or expert competence. The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. The Committee may appoint a program administrator or any other agent, and delegate to them such powers and duties in connection with the administration of this Program as the Committee may from time to time prescribe.

6.4     INDEMNITY AND LIABILITY.

        All expenses of the Committee shall be paid by the Company and the Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. No member of the Committee shall be liable for any act or omission of any other member of the Committee nor for any act or omission on his or her own part. To the extent permitted by law, the Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee.

6.5     CLAIMS PROCEDURE AND ARBITRATION.

        A person who believes that he or she is being denied a benefit to which he or she is entitled under this Program (hereinafter referred to as "Claimant") may file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to the Committee at the Corporation's then principal executive offices.

        Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for special circumstances. If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (i) the specified reason or reasons for such denial, (ii) the specific reference to pertinent provisions of this Program on which such denial is based,
(iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary, (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and (v) the time limits for requesting a review set forth below.

        Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review its determination. Such request must be addressed to the Committee at the Corporation's then principal executive offices. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the Company's determination.

        Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing, in manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Program on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

        Following a Change in Control, the claims procedure shall include the following arbitration procedure:

        (a) Since time will be of the essence in determining whether any payments are due to the Participant under this Program following a Change in Control, a Participant may submit any claim for payment to arbitration as follows: On or after the second day following the termination of the Participant's employment or other event triggering a right to payment), the claim may be filed orally with an arbitrator of the Participant's choice and thereafter the Corporation shall be notified orally. The arbitrator must be:

                (i) a member of the National Academy of Arbitrators or one who currently appears on arbitration panels issued by the Federal Mediation and Conciliation Services or the American Arbitration Association; or

                (ii) a retired judge of the State in which the claimant is a resident who served at the appellate level or higher.

        (b) The arbitration hearing shall be held within 10 days (or as soon thereafter as possible) after filing of the claim unless the Participant and the Corporation agree to a later date. No continuance of said hearing shall be allowed without the mutual consent of the Participant and the Corporation. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion upon deciding he or she has heard sufficient evidence to satisfy issuance of an award. In reaching a decision, the arbitrator shall have no authority to ignore, change, modify, add to or delete from any provision of this Program, but instead is limited to interpreting this Program. The arbitrator's award shall be rendered as expeditiously as possible, and in no event, later than seven days after the close of the hearing. If the arbitrator finds that any payment is due to the Participant from the Corporation, the arbitrator shall order the Corporation to pay that amount to the Participant within 48 hours after the decision is rendered. The award of the arbitrator shall be final and binding upon the Participant and the Corporation. Judgment upon the award rendered by the arbitrator may be entered in any court in any State of the United States. In the case of any arbitration regarding this Agreement, the Participant shall be awarded the Participant's costs, including attorney's fees. Such fee award may not be offset against the deferred compensation due hereunder. The Corporation shall pay the arbitrator's fee and all necessary expenses of the hearing, including stenographic reporter if employed.

                                  ARTICLE VII
                        PROGRAM CHANGES AND TERMINATION

7.1     AMENDMENTS.

        The Board shall have the right to amend this Program in whole or in part from time to time or may at any time suspend or terminate this Program; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant's rights with respect to Deferred Shares and Dividend Equivalents (and any cash credited pursuant to Section 5.5(b)) credited to his or her Deferred Share Account. Any amendments authorized hereby shall be stated in an instrument in writing, and all Eligible Persons shall be bound thereby upon receipt of notice thereof. Adjustments pursuant to Section 5.5 hereof shall not be deemed amendments to this Program, the Deferred Share Accounts or the rights of Participants.

7.2     TERM.

        It is the current expectation of the Company that this Program shall be continued indefinitely, but continuance of this Program is not assumed as a contractual obligation of the Company. In the event that the Board decides to discontinue or terminate this Program, it shall notify the Committee and Participants in this Program of its action in writing, and this Program shall be terminated at the time therein set forth. All Participants shall be bound thereby. In connection with the termination of this Program, the Committee may, in its sole discretion, elect to accelerate the distribution date for all Deferred Share Accounts (including Deferred Share Accounts being paid in or otherwise to be paid in the form of installments) and make a lump sum distribution in respect thereof.

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1     LIMITATION ON PARTICIPANT'S RIGHTS.

        Participation in this Program shall not give any person the right to continued employment or service or any rights or interests other than as herein provided. No Participant shall have any right to any payment or benefit hereunder except to the extent provided in this Program. This Program creates no fiduciary duty to Participants and shall create only a contractual obligation on the part of the Company as to such amounts; this Program shall not be construed as creating a trust. This Program, in and of itself, has no assets. Participants shall have rights no greater than the right to receive the Common Stock (and any cash as expressly provided herein) or the value thereof as a general unsecured creditor in respect of their Deferred Share Accounts.

8.2     BENEFICIARY DESIGNATION.

        Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries whom such Participant desires to receive any Shares or amounts payable under this Program after his or her death. A Participant may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation with the Committee. However, if a married Participant wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of the Committee or a Committee representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located. The Company and the Committee may rely on the Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Program. Upon the dissolution of marriage of a Participant, any designation of the Participant's former spouse as a Beneficiary shall be treated as though the Participant's former spouse had predeceased the Participant, unless (a) the Participant executes another Beneficiary designation that complies with this Section 8.2 and that clearly names such former spouse as a Beneficiary, or (b) a court order is presented to the Company that requires the former spouse be maintained as the Beneficiary. In any case where the Participant's former spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant's Beneficiary designation.

8.3     PAYMENTS TO MINORS OR PERSONS UNDER INCAPACITY.

        Every person receiving or claiming benefits under this Program shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Committee finds that any person to whom a benefit is payable under this Program is unable to care for his or her affairs because of incompetency, or because he or she is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or to any person or institution considered by the Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under this Program.

        If a guardian of the estate of any person receiving or claiming benefits under this Program is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. In the event a person claiming or receiving benefits under this Program is a minor, payment may be made to the custodian of an account for such person under the Uniform Gifts to Minors Act. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under this Program.

8.4     RECEIPT AND RELEASE.

        Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of this Program shall, to the extent thereof, be in full satisfaction of all claims against the Board, the Committee, and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.5 DEFERRED SHARES AND OTHER BENEFITS NOT ASSIGNABLE; OBLIGATIONS BINDING UPON SUCCESSORS.

        Deferred Shares and other benefits of a Participant under this Program shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Program, or any interest therein, other than by operation of law or pursuant to
Section 8.2, shall not be permitted or recognized. Obligations of the Company under this Program shall be binding upon successors of the Company.

8.6     EMPLOYMENT TAXES.

        The Company (including its Subsidiaries) may satisfy any state or federal employment tax withholding obligation arising from an Alternative Exercise of a Qualifying Option under this Program by deducting such amount from any amount of compensation payable to the Participant. Alternatively, the Company (including its Subsidiaries) may require the Participant to deliver to it the amount of any such withholding obligation as a condition to the Alternative Exercise of the Qualifying Option.

8.7     GOVERNING LAW; SEVERABILITY.

        The validity of this Program or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of California. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.8     COMPLIANCE WITH LAWS.

        This Program, the Company's acceptance of the exercise price of a Qualifying Option in the form of Shares, the Company's issuance of Deferred Shares, and the offer, issuance and delivery of Shares and/or the payment in Shares through the deferral of compensation under this Program are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Program shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. If the Company in its sole discretion determines that an Alternative Exercise of a Qualifying Option would violate any law, rule or regulation, the Company may refuse to honor such Alternative Exercise.

8.9     PROGRAM CONSTRUCTION.

        It is the intent of the Company that transactions pursuant to this Program, with respect to Eligible Persons or Participants who are subject to
Section 16 of the Exchange Act, satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 so that to the extent elections are timely made, the crediting of Deferred Shares and the distribution of Shares with respect to Deferred Shares under this Program will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder.

8.10    HEADINGS NOT PART OF PROGRAM.

        Headings and subheadings in this Program are inserted for reference only and are not to be considered in the construction of the provisions hereof.

        IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Program on this _____ day of _______________, 1998.


                                        FURON COMPANY

                                        By:
                                            ------------------------------------
                                        Print Name:
                                                     ---------------------------
                                        Its:
                                              ----------------------------------

                                                                      EXHIBIT A

                                  FURON COMPANY
                          OPTION GAIN DEFERRAL PROGRAM

                             QUALIFYING STOCK OPTION
                         ALTERNATIVE EXERCISE AGREEMENT


        THIS QUALIFYING STOCK OPTION ALTERNATIVE EXERCISE AGREEMENT (this "AGREEMENT") is entered into as of this _______ day of _________________, 199__, by and between FURON COMPANY, a California corporation (the "COMPANY"), and __________________________ (the "EMPLOYEE").

        In consideration of the services rendered and to be rendered by the Employee, and other valued consideration, the receipt of which is hereby acknowledged, the Company and the Employee agree as follows:

        1. CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Company's Option Gain Deferral Program (the "PROGRAM").

        2. ALTERNATIVE EXERCISE OF A QUALIFYING STOCK OPTION. This Agreement applies to the following nonqualified stock option which was granted under the 1982 Plan or the 1995 Plan and which, by its terms, will expire no sooner than six months following the date of this Agreement (the "OPTION"):


                                                                         Number of Shares
                          Total Number of                                Subject to this
                          Shares Originally      Number of Shares        Alternative Exercise
Grant Date                Subject to Option      Previously Exercised    Agreement
---------------           ------------------     ---------------------   --------------------


---------------           ------------------     ---------------------   --------------------

The Employee hereby irrevocably agrees to not exercise the Option or, if applicable, the portion of the Option subject to this Agreement before the date which is at least six months after the date of this Agreement; provided, however, that this Agreement shall terminate (and the Employee may exercise the Option) in the event that the Committee timely refuses this Agreement or, prior to the expiration of the six-month period, the Employee's employment with the Company is terminated or, unless the Committee provides otherwise, a Change in Control occurs. The Employee further irrevocably agrees that if he/she desires to exercise the Option or, if applicable, that portion of the Option subject to this Agreement, on or after the date which is at least six months after the date of this Agreement, the Employee shall do so on forms authorized by the

Committee, and shall pay the exercise price of the Option using, through a method approved by the Committee, Already-Owned Shares to the Company as provided in Section 4.1 of the Program.

        3. AWARD OF DEFERRED SHARES. The Company hereby agrees to award Deferred Shares in accordance with Article IV and Sections 5.1 and 5.2 of the Program upon and in respect of the Alternative Exercise of the Option.

        4. TIMING AND MANNER OF DISTRIBUTION OF DEFERRED SHARES. Subject to any changes imposed by or allowed under the provisions of Section 5.4 or 5.5 of the Program, the Employee hereby further irrevocably elects to receive the distribution in Shares of his or her Deferred Shares credited under the Program pursuant to this Agreement in accordance with the Program and the choices checked and initialed by the Employee below.

        DEFERRAL PERIOD. I elect to receive my distribution in January of the year following (choose one and initial corresponding line):

               [ ]    ________      My termination of employment with the
                                    Company; or

               [ ]    ________      The earlier of (i) my termination
                                    of employment with the Company, or (ii) the date that is ____________ (specify 5, 10,
                                    15, or 20) years after the date of my
                                    Alternative Exercise of the Option.

        MANNER OF BENEFIT PAYMENT. I elect to receive my distribution or, in the case of my death, have my Beneficiary receive a distribution in the following form (choose one and initial on corresponding line):

               [ ]    ________      A single lump sum; or

               [ ]    ________      Installments paid annually over a period
                                    of  _____ (specify 5, 10, 15, or 20) years.

THE EMPLOYEE UNDERSTANDS THAT THESE ELECTIONS ARE IRREVOCABLE (EXCEPT AS EXPRESSLY PROVIDED IN THE PROGRAM) AND THAT THE PROGRAM AND THE STOCK PLANS PROVIDE FOR ADJUSTMENTS AND/OR ACCELERATION OF THE TIME OF PAYOUT IN CERTAIN CIRCUMSTANCES. IN THE EVENT THAT THE PROGRAM IS TERMINATED, DISTRIBUTIONS MAY BE ACCELERATED AND PAID IN THE FORM OF A LUMP SUM.

Delivery of certificates representing the Shares and any cash representing a fractional Share interest and/or Dividend Equivalents will be made or commence in January of the year following the Employee's termination of employment (or, if earlier, in January of the year following the end of the deferral period elected by the Employee). Delivery of certificates will be made to the Employee's last known address of record unless the Company is otherwise instructed in writing. In the event that less than 1,000 Deferred Shares are credited to the Employee's Deferred Share Account at such time, the Committee, in its sole discretion, may distribute Shares in respect of such Deferred Shares (and any other amounts then credited to such Deferred Share Account) in a single lump sum. If installments are elected, the Committee, in its sole discretion, may reduce the number of installments to produce an annual distribution of at least 100 Shares.

        5. GENERAL TERMS. The exercise of the Option, the award of Deferred Shares, and the distribution of benefits under the Stock Plans in accordance with the Program and this Agreement are subject to, and the Company and the Employee agree to be bound by, the provisions of the Program and the applicable provisions of the Stock Plans, incorporated herein by this reference. The Employee acknowledges receiving a copy of the Program and each applicable Stock Plan and understanding their applicable provisions. The Employee acknowledges receiving a copy of the Prospectus Supplement relating to the Program and understanding its contents. The Employee consents to the effects on the Employee's rights under the Option that result by reason of the provisions hereof. Provisions of the Stock Plans or the Program that grant further discretionary authority to the Company, the Board or the Committee shall not create any rights in the Employee, unless such rights are expressly set forth herein or expressly applied to this Agreement by subsequent action of the Board or the Committee.

        6. EFFECT OF AGREEMENT. This Agreement shall only be effective with respect to the Alternative Exercise of the Option or the portion of the Option described in Section 2 above. The Employee and the Company must enter into a separate Alternative Exercise Agreement in order to provide for the Alternative Exercise of any portion of the Option not subject to this Agreement or other Qualifying Options held by the Employee.

        7. COMPANY REFUSAL TO HONOR ALTERNATIVE EXERCISE. In the event that the Company unilaterally refuses to honor an Alternative Exercise of the Option or the portion of the Option subject to this Agreement pursuant to Section 8.5 of the Program, this Agreement shall terminate and the Option or portion thereof shall be exercisable for actual Shares in accordance with the terms of the Option without regard to this Agreement and the Alternative Exercise provisions of the Option.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written above.

                                    EMPLOYEE


                                    --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Print Name


                                    --------------------------------------------
                                    Address


                                    --------------------------------------------
                                    City, State, Zip Code


                                    --------------------------------------------
                                    Social Security Number



                                    FURON COMPANY
                                    "Company"


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                CONSENT OF SPOUSE
                                -----------------

        In consideration of the execution of the foregoing Qualifying Stock Option Alternative Exercise Agreement, I, _________________, the spouse of the Employee therein named, do hereby join with my spouse in executing the agreement and do hereby (i) agree to be bound by all of the terms and provisions thereof, and of the Furon Company Option Gain Deferral Program and of the applicable provisions of the Stock Plans (as such terms are defined therein), and (ii) consent to each change in the Employee's rights under the Option that results by reason of the provisions hereof.


DATED:  _______________, 19____.                   ____________________________
                                                            Signature of Spouse